UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2004

PACIFIC SUNWEAR OF CALIFORNIA, INC.

(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)	92806-2101 (Zip Code)

(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐ Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐ Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 11, 2004, Pacific Sunwear of California, Inc. (the “Company”) announced that Seth Johnson will join its Board of Directors and be named Chief Operating Officer on November 1, 2004, and transition to Chief Executive Officer on April 1, 2005. The full text of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

     The Company and Mr. Johnson have entered into an employment agreement as of October 11, 2004, with a term commencing on November 1, 2004 and continuing until October 31, 2006. At the end of this initial term, the Company may extend the term for one additional year. Under the agreement, Mr. Johnson will serve until March 31, 2005 as the Company’s Chief Operating Officer with a base salary at an annual rate of $850,000. Effective April 1, 2005, Mr. Johnson’s salary will, concurrent with his promotion to Chief Executive Officer, increase to $1,000,000 annually. Mr. Johnson will receive a guaranteed bonus of $300,000 for fiscal 2004, and thereafter be eligible for a target bonus of 100% of base salary with a maximum of 200% of base salary if the Company achieves certain financial performance targets. Mr. Johnson will also be granted nonqualified stock options to purchase 150,000 shares on each of November 1, 2004 and April 1, 2005, in each case with an exercise price at fair market value on the date of grant and vesting over three years. If the Company terminates Mr. Johnson without cause, he will receive continued payment of his salary for a period equal to the greater of one year or the remainder of the initial term of the agreement (or the extension term, if applicable). If the Company does not exercise its extension option at the end of the initial term, Mr. Johnson will continue to receive his annual base salary for twelve months after the expiration of the initial term. Any termination of Mr. Johnson’s employment under the agreement will effect a simultaneous resignation of Mr. Johnson as a director. The full text of the employment agreement is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Employment Agreement dated October 11, 2004, between the Company and Seth Johnson

99.1	Press Release issued by the Company on October 11, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2004	Pacific Sunwear of California, Inc.
/s/ GREG H. WEAVER Greg H. Weaver Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	Employment Agreement dated October 11, 2004, between the Company and Seth Johnson
99.1	Press Release issued by the Company on October 11, 2004